Exhibit 99.1

Press Release

Clean Harbors Announces Second-Quarter 2017 Financial Results

•            Revenues Increase 8% to $752.8 Million, Driven by Strong Growth in Technical Services and Safety-Kleen

•            Net Income of $25.9 Million and GAAP EPS of $0.45 Reflect Gain on Sale of Transformer Services Business; Adjusted EPS of $0.24

•            Adjusted EBITDA Grows 9% to $120.7 Million

•            Income from Operations Increases 35% to $46.7 Million

•            Company Confirms 2017 Adjusted EBITDA Guidance Range

•            $103.8 Million of Senior Notes Redeemed To Complete Recent Debt Transactions

NORWELL, Mass. — August 2, 2017 — Clean Harbors, Inc. (“Clean Harbors”) (NYSE: CLH), the leading provider of environmental, energy and industrial services throughout North America, today announced financial results for the second quarter ended June 30, 2017.

“For the second consecutive quarter, we delivered solid revenue growth and Adjusted EBITDA that were in line with our expectations,” said Alan S. McKim, Chairman, President and Chief Executive Officer.  “Importantly, we achieved revenue gains across all four of our reporting segments.  Technical Services led all segments with an 11% top-line increase, driven by a meaningful contribution from our new El Dorado incinerator, the steady rebound in U.S. industrial production and growth investments, including our retail initiative. Incinerator utilization in the quarter was 87% including the new capacity, compared with 88% in the second quarter last year. Landfill volumes, supported by a stable base business and an improving project environment, rose by 23%.”

Second-quarter revenues increased 8% to $752.8 million, compared with $697.5 million in the same period a year ago.  Income from operations grew 35% to $46.7 million from $34.5 million in the same period in 2016.

Net income for the second quarter of 2017 was $25.9 million, or $0.45 per diluted share. This result included the after-tax gain on sale from the divestiture of the Company’s transformer services business of $18.5 million and an after-tax loss on the early extinguishment of debt of $3.6 million, as well as a $2.7 million non-cash effect of not recognizing income tax benefits associated with pre-tax losses generated by certain Canadian subsidiaries.  Net income for the second quarter of 2016 was $4.0 million, or $0.07 per diluted share, which included a $4.5 million non-cash effect of not recognizing certain Canadian income tax benefits.

Adjusted net income for the second quarter of 2017 was $13.7 million, or $0.24 per diluted share, compared with adjusted net income of $8.4 million, or $0.15 per diluted share, for the same period a year ago. Net income and adjusted net income results for the second quarters of 2017 and 2016 included pre-tax integration and severance costs of $1.8 million and $3.2 million, respectively.

Adjusted EBITDA (see description below) in the second quarter of 2017 rose 9% to $120.7 million from $110.4 million in the same period of 2016.

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

“Our Safety-Kleen segment delivered a 9% gain in the second quarter in both revenues and Adjusted EBITDA,” McKim said.  “Top-line results in Safety-Kleen reflected higher base oil and lubricant pricing, contributions from 2016 acquisitions, growth in our parts washer business and the steady ramp-up of our OilPlus™ closed loop offering.  Excluding the Catalyst Services business we divested in 2016, Industrial and Field Services revenues grew by a double-digit percentage in both lines of business.  Oil, Gas and Lodging Services performed well in its seasonally weakest quarter, as the segment generated positive Adjusted EBITDA on 6% revenue growth, driven by higher occupancy rates in our fixed lodges.”

Redemption of Senior Notes

On August 1, 2017, the Company redeemed, in accordance with the terms of the indenture that governs its 5.25% senior notes due 2020 (the “Notes”), Notes having an aggregate principal amount of approximately $103.8 million. The Notes were redeemed for 101.313% of their principal amount, plus accrued interest.  The Company had previously announced on June 28, 2017, the results of a cash tender offer in which it purchased approximately $296.2 million principal amount of Notes.  The $400 million aggregate principal amount of Notes repurchased or redeemed from these two transactions was replaced by a $400 million Term Loan B facility debt financing that the Company successfully completed on June 30.

“Given the favorable conditions in the debt markets and considerable demand in our debt offering, we swapped a portion of our fixed senior notes due in 2020 for variable Term Loan B debt,” said Michael L. Battles, Executive Vice President and Chief Financial Officer. “At current rates, our new debt financing will save us approximately $8 million in interest expense annually.  In addition, the new structure extends the term on a portion of our debt and provides us with increased flexibility going forward.”

Business Outlook and Financial Guidance

“Looking ahead to the second half of 2017, we expect our top-line momentum to continue, led by Technical Services and Safety-Kleen,” McKim said.  “For Technical Services, we see promising trends in U.S. Industrial Production and GDP, particularly in some of our key verticals.  Our pipeline of base work and project opportunities continues to grow.  With our new El Dorado incinerator fully operational, we expect volumes in our incineration network to increase as the year progresses, driven by the Chemical and Retail markets.

“Within Safety-Kleen, our closed loop offering will deliver incremental growth in 2017 as we expand into additional markets with our bulk lubricants offering,” McKim continued. “Base oil and lubricant prices are expected to remain stable in the near-term.  As evidenced by our recent announcement regarding our Charge-for-Oil rates and stop fees, we will continue to carefully manage the spread in our re-refinery business.  We also intend to make ongoing investments in areas of Safety-Kleen that we expect to deliver long-term value as we steadily grow our direct sales business in the quarters and years ahead.

“We believe that our profitable growth initiatives, combined with signs of improvement in macroeconomic conditions and our ongoing cost-reduction programs, set the stage for a strong second half of the year.  As a result, we remain on track to achieve our full-year guidance,” McKim concluded.

Based on its year-to-date financial performance and current market conditions, Clean Harbors continues to expect full-year 2017 Adjusted EBITDA in the range of $435 million to $475 million. A reconciliation of the Company’s annual Adjusted EBITDA guidance to net income guidance is included below.  On a GAAP basis, the Company’s guidance is based on 2017 net income in the range of $24 million to $55 million.  Adjusted net

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com income for 2017, which includes the loss on early extinguishment of debt, the gain on sale of business and the recognition of the non-cash tax benefits in Canada, is in the range of $30 million to $54 million. A reconciliation of the Company’s Adjusted EBITDA guidance and adjusted net income to net income guidance is included below.

Non-GAAP Results

Clean Harbors reports Adjusted EBITDA, which is a non-GAAP financial measure and should not be considered an alternative to net income or other measurements under generally accepted accounting principles (GAAP), but viewed only as a supplement to those measurements.  The Company believes that Adjusted EBITDA provides additional useful information to investors since the Company’s loan covenants are based upon levels of Adjusted EBITDA achieved and the fact that management routinely evaluates the performance of its businesses based upon levels of Adjusted EBITDA.  The Company defines Adjusted EBITDA consistently and in accordance with its existing credit agreement, as described in the following reconciliation showing the differences between reported net income (loss) and Adjusted EBITDA for the three and six months ended June 30, 2017 and 2016 (in thousands):

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016

Net income (loss)	$25,880	$3,966	$4,487	$(16,905)
Accretion of environmental liabilities	2,416	2,548	4,706	5,053
Depreciation and amortization	71,531	73,393	143,943	142,295
Other expense	833	189	2,382	539
Loss on early extinguishment of debt	6,045	—	6,045	—
Gain on sale of business	(31,722)	—	(31,722)	—
Interest expense, net	22,492	21,647	45,068	40,627
Provision for income taxes	23,216	8,702	25,917	6,156
Adjusted EBITDA	$120,691	$110,445	$200,826	$177,765

This press release includes a discussion of net income (loss) and earnings (loss) per share adjusted for the loss on early extinguishment of debt, the gain on sale of business and the non-cash impact of unbenefited tax losses in Canada as identified in the reconciliations provided below. The Company believes that discussion of these additional non-GAAP measures provides investors with meaningful comparisons of current results to prior periods’ results by excluding items that the Company does not believe reflect its fundamental business performance.  The following shows the difference between net income (loss) to adjusted net income (loss), and earnings (loss) per share to adjusted earnings (loss) per share for the three and six months ended June 30, 2017 and 2016 (in thousands, except per share amounts):

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Adjusted net income (loss)
Net income (loss)	$25,880	$3,966	$4,487	$(16,905)
Loss on early extinguishment of debt, net of tax	3,627	—	3,627	—
Gain on sale of business, net of tax	(18,513)	—	(18,513)	—
Tax-related valuation allowances	2,705	4,453	13,156	12,371
Adjusted net income (loss)	$13,699	$8,419	$2,757	$(4,534)

Adjusted earnings (loss) per share
Earnings (loss) per share	$0.45	$0.07	$0.08	$(0.29)
Loss on early extinguishment of debt, net of tax	0.06	—	0.06	—
Gain on sale of business, net of tax	(0.32)	—	(0.32)	—
Tax-related valuation allowances	0.05	0.08	0.23	0.21
Adjusted earnings (loss) per share	$0.24	$0.15	$0.05	$(0.08)

Adjusted EBITDA Guidance Reconciliation

An itemized reconciliation between projected net income and projected Adjusted EBITDA is as follows:

	For the Year Ending December 31, 2017
	Amount
	(In millions)
Projected GAAP net income	$24	to	$55
Adjustments:
Accretion of environmental liabilities	11	to	10
Depreciation and amortization	290	to	280
Loss on early extinguishment of debt	8	to	8
Gain on sale of business	(32)	to	(32)
Interest expense, net	87	to	87
Provision for income taxes	47	to	67
Projected Adjusted EBITDA	$435	to	$475

An itemized reconciliation between projected net income and projected adjusted net income is as follows:

	For the Year Ending December 31, 2017
	Amount
	(In millions)
Projected GAAP net income	$24	to	$55
Loss on early extinguishment of debt, net of tax	5	to	5
Gain on sale of business, net of tax	(19)	to	(19)
Tax-related valuation allowances	20	to	13
Projected adjusted net income	$30	to	$54

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Conference Call Information

Clean Harbors will conduct a conference call for investors today at 9:00 a.m. (ET) to discuss the information contained in this press release.  On the call, management will discuss Clean Harbors’ financial results, business outlook and growth strategy.  Investors who wish to listen to the webcast and view the accompanying slides should visit the Investor Relations section of the Company’s website at www.cleanharbors.com.  The live call also can be accessed by dialing 201.689.8881 or 877.709.8155 prior to the start of the call.  If you are unable to listen to the live call, the webcast will be archived on the Company’s website.

About Clean Harbors

Clean Harbors (NYSE: CLH) is North America’s leading provider of environmental, energy and industrial services. The Company serves a diverse customer base, including a majority of the Fortune 500, across the chemical, energy, manufacturing and additional markets, as well as numerous government agencies. These customers rely on Clean Harbors to deliver a broad range of services such as end-to-end hazardous waste management, emergency spill response, industrial cleaning and maintenance, and recycling services. Through its Safety-Kleen subsidiary, Clean Harbors also is North America’s largest re-refiner and recycler of used oil and a leading provider of parts washers and environmental services to commercial, industrial and automotive customers. Founded in 1980 and based in Massachusetts, Clean Harbors operates throughout the United States, Canada, Mexico and Puerto Rico. For more information, visit www.cleanharbors.com.

Safe Harbor Statement

Any statements contained herein that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “plans to,” “estimates,” “projects,” or similar expressions.  Such statements may include, but are not limited to, statements about future financial and operating results, and other statements that are not historical facts.  Such statements are based upon the beliefs and expectations of Clean Harbors’ management as of this date only and are subject to certain risks and uncertainties that could cause actual results to differ materially including, without limitation, those items identified as “risk factors” in Clean Harbors’ most recently filed Form 10-K and Form 10-Q.  Therefore, readers are cautioned not to place undue reliance on these forward-looking statements.  Clean Harbors undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements other than through its filings with the Securities and Exchange Commission, which may be viewed in the “Investors” section of Clean Harbors’ website at www.cleanharbors.com.

Contacts

Investors:	Media:
Jim Buckley	Eric Kraus
SVP Investor Relations	EVP Corporate Communications & Public Affairs
Clean Harbors, Inc.	Clean Harbors, Inc.
781.792.5100	781.792.5100
Buckley.James@cleanharbors.com	Kraus.Eric@cleanharbors.com

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands except per share amounts)

	For the Three Months Ended:		For the Six Months Ended:
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Revenues	$752,788	$697,510	$1,441,729	$1,333,593
Cost of revenues (exclusive of items shown separately below)	519,803	480,002	1,016,388	944,281
Selling, general and administrative expenses	112,294	107,063	224,515	211,547
Accretion of environmental liabilities	2,416	2,548	4,706	5,053
Depreciation and amortization	71,531	73,393	143,943	142,295
Income from operations	46,744	34,504	52,177	30,417
Other expense	(833)	(189)	(2,382)	(539)
Loss on early extinguishment of debt	(6,045)	—	(6,045)	—
Gain on sale of business	31,722	—	31,722	—
Interest expense, net	(22,492)	(21,647)	(45,068)	(40,627)
Income (loss) before provision for income taxes	49,096	12,668	30,404	(10,749)
Provision for income taxes	23,216	8,702	25,917	6,156
Net income (loss)	$25,880	$3,966	$4,487	$(16,905)
Earnings (loss) per share:
Basic	$0.45	$0.07	$0.08	$(0.29)
Diluted	$0.45	$0.07	$0.08	$(0.29)

Shares used to compute earnings (loss) per share — Basic	57,190	57,549	57,226	57,599
Shares used to compute earnings (loss) per share — Diluted	57,336	57,678	57,349	57,599

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2017	December 31, 2016
Current assets:
Cash and cash equivalents	$446,366	$306,997
Accounts receivable, net	512,375	496,226
Unbilled accounts receivable	46,576	36,190
Deferred costs	21,054	18,914
Inventories and supplies	172,540	178,428
Prepaid expenses and other current assets	35,823	56,116
Total current assets	1,234,734	1,092,871
Property, plant and equipment, net	1,602,453	1,611,827
Other assets:
Goodwill	472,819	465,154
Permits and other intangibles, net	482,828	498,721
Other	13,448	13,347
Total other assets	969,095	977,222
Total assets	$3,806,282	$3,681,920
Current liabilities:
Current portion of long-term obligations	107,798	—
Accounts payable	224,218	229,534
Deferred revenue	72,089	64,397
Accrued expenses	191,495	190,721
Current portion of closure, post-closure and remedial liabilities	23,700	20,016
Total current liabilities	619,300	504,668
Other liabilities:
Closure and post-closure liabilities, less current portion	53,048	52,111
Remedial liabilities, less current portion	109,204	114,211
Long-term obligations	1,626,505	1,633,272
Deferred taxes, unrecognized tax benefits and other long-term liabilities	297,288	293,417
Total other liabilities	2,086,045	2,093,011
Total stockholders’ equity, net	1,100,937	1,084,241
Total liabilities and stockholders’ equity	$3,806,282	$3,681,920

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

CLEAN HARBORS, INC. AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	For the Six Months Ended:
	June 30, 2017	June 30, 2016
Cash flows from operating activities:
Net income (loss)	$4,487	$(16,905)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	143,943	142,295
Allowance for doubtful accounts	3,580	3,228
Amortization of deferred financing costs and debt discount	1,660	1,772
Accretion of environmental liabilities	4,706	5,053
Changes in environmental liability estimates	(129)	(315)
Deferred income taxes	190	(6,521)
Stock-based compensation	5,172	4,739
Excess tax benefit of stock-based compensation	—	(2)
Net tax deficiency on stock based awards	—	(603)
Gain on sale of business	(31,722)	—
Loss on early extinguishment of debt	6,045	—
Other expense	2,382	1,049
Environmental expenditures	(6,102)	(6,454)
Changes in assets and liabilities, net of acquisitions
Accounts receivable and unbilled accounts receivable	(31,154)	993
Inventories and supplies	(6,307)	(1,113)
Other current assets	13,918	(4,789)
Accounts payable	(2,686)	(8,397)
Other current and long-term liabilities	8,948	6,021
Net cash from operating activities	116,931	120,051
Cash flows used in investing activities:
Additions to property, plant and equipment	(88,742)	(123,529)
Proceeds from sales of fixed assets	2,121	2,668
Acquisitions, net of cash acquired	(9,277)	(58,989)
Proceeds on sale of business, net of transactional costs	46,391	—
Additions to intangible assets, including costs to obtain or renew permits	(1,239)	(973)
Purchases of available-for-sale securities	—	(598)
Proceeds from sale of investments	376	—
Net cash used in investing activities	(50,370)	(181,421)
Cash flows from financing activities:
Change in uncashed checks	(8,361)	(11,022)
Proceeds from exercise of stock options	46	184
Issuance of restricted shares, net of shares remitted	(2,132)	(1,879)
Repurchases of common stock	(12,257)	(10,134)
Deferred financing costs paid	(4,727)	(2,614)
Excess tax benefit of stock-based compensation	—	2
Premiums paid on early extinguishment of debt	(4,665)	—
Principal payment on debt	(296,202)	—
Issuance of senior secured notes, net of discount	399,000	—
Issuance of senior unsecured notes, including premium	—	250,625
Net cash from financing activities	70,702	225,162
Effect of exchange rate change on cash	2,106	4,423
Increase in cash and cash equivalents	139,369	168,215
Cash and cash equivalents, beginning of period	306,997	184,708
Cash and cash equivalents, end of period	$446,366	$352,923

Supplemental information:

Cash payments for interest and income taxes:
Interest paid	$50,432	$44,275
Income taxes paid	13,407	23,872
Non-cash investing and financing activities:
Property, plant and equipment accrued	16,213	24,187
Transfer of inventory to property, plant and equipment	12,641	—

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com

Supplemental Segment Data (in thousands)

	For the Three Months Ended:
	June 30, 2017			June 30, 2016
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$254,487	$40,409	$294,896	$229,130	$36,245	$265,375
Industrial and Field Services	167,899	(9,200)	158,699	164,641	(8,225)	156,416
Safety-Kleen	302,956	(31,641)	271,315	277,715	(29,091)	248,624
Oil, Gas and Lodging Services	27,245	750	27,995	24,860	1,515	26,375
Corporate Items	201	(318)	(117)	1,164	(444)	720
Total	$752,788	$—	$752,788	$697,510	$—	$697,510

	For the Six Months Ended:
	June 30, 2017			June 30, 2016
Revenue	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues	Third Party Revenues	Intersegment Revenues (Expense), net	Direct Revenues
Technical Services	$484,705	$81,175	$565,880	$448,235	$71,477	$519,712
Industrial and Field Services	301,456	(17,455)	284,001	294,828	(14,913)	279,915
Safety-Kleen	595,857	(63,707)	532,150	524,676	(57,246)	467,430
Oil, Gas and Lodging Services	59,377	1,228	60,605	63,911	1,971	65,882
Corporate Items	334	(1,241)	(907)	1,943	(1,289)	654
Total	$1,441,729	$—	$1,441,729	$1,333,593	$—	$1,333,593

	For the Three Months Ended:		For the Six Months Ended:
Adjusted EBITDA	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Technical Services	$73,080	$68,891	$131,567	$129,289
Industrial and Field Services	21,484	19,960	23,397	20,393
Safety-Kleen	60,281	55,234	112,649	95,289
Oil, Gas and Lodging Services	268	(1,199)	58	111
Corporate Items	(34,422)	(32,441)	(66,845)	(67,317)
Total	$120,691	$110,445	$200,826	$177,765

Clean Harbors • 42 Longwater Drive • PO Box 9149 • Norwell, Massachusetts 02061-9149 • 800.282.0058 • www.cleanharbors.com